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PROXY/VOTING INSTRUCTION



                           MORGAN STANLEY GROUP INC.
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MORGAN STANLEY
             FOR THE SPECIAL MEETING OF STOCKHOLDERS, MAY 28, 1997

     The undersigned hereby appoints Jonathan M. Clark and Philip N. Duff and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley Group Inc. ("Morgan Stanley") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Morgan Stanley to be held at 1585 Broadway, New York, New York, on Wednesday, May 28, 1997 at 9:30 A.M., local time, and at any and all adjournments or postponements thereof, upon the following proposal more fully described in the Notice of Special Meeting of Stockholders dated April 11, 1997 and the Dean Witter, Discover & Co. ("Dean Witter Discover") and the Morgan Stanley Joint Proxy Statement/Prospectus dated April 11, 1997 and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the Special Meeting but which were not known to the Morgan Stanley Board of Directors a reasonable time before the solicitation of this proxy.

     With respect to the shares of common stock of Morgan Stanley, if any, allocated to my account pursuant to the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan, as amended, and 1995 Equity Incentive Compensation Plan (the "EICP Stock") not subject to any voting agreement, the undersigned hereby directs State Street Bank and Trust Company, as trustee (the "Trustee") under the Trust Agreement dated as of April 1, 1994 and amended as of April 3, 1996, (a) to vote such shares of EICP Stock at the Special Meeting and at any and all adjournments or postponements thereof in accordance with the directions set forth on the reverse side and (b) to grant a proxy to Jonathan M. Clark and Philip N. Duff, and each of them, giving them discretion to vote such shares of EICP Stock in connection with such other business as may come before the Special Meeting. I understand that the Trustee will not vote any allocated shares of EICP Stock for which no instruction is received.

     With respect to the shares of preferred stock ("ESOP Stock") of Morgan Stanley allocated to my stock account pursuant to the Morgan Stanley Group Inc. and Subsidiaries Employee Stock Ownership Plan (the "ESOP Plan") and a proportion of shares of ESOP Stock held in the trust which has not been allocated to participants in the ESOP Plan, if any, the undersigned hereby directs Northern Trust Company, as trustee (the "ESOP Trustee"), (a) to vote such allocated shares of ESOP Stock at the Special Meeting and at any and all adjournments or postponements thereof in accordance with the directions set forth on the reverse side, (b) to vote such unallocated shares of ESOP Stock in accordance with the provisions of the ESOP Plan and (c) to grant a proxy to Jonathan M. Clark and Philip N. Duff, and each of them, giving them discretion to vote such shares of ESOP Stock in connection with such other business as may come before the Special Meeting. I understand that the ESOP Trustee will not vote any allocated shares of ESOP Stock for which no instruction is received.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS (WITH ALL ENCLOSURES AND ATTACHMENTS) DATED APRIL 11, 1997 RELATED TO THE SPECIAL MEETING.

     IMPORTANT - This Proxy must be signed and dated on the reverse side.
                          (Continued on reverse side)
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[X] Please mark your            When OK to Print--Remove ALL Red Items    0306
    votes as in this
    example

THE MORGAN STANLEY BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

                                                  FOR      AGAINST     ABSTAIN
1. Proposal to approve and adopt the Amended      [ ]        [ ]         [ ]
   and Restated Agreement and Plan of
   Merger, dated as of April 10, 1997
   between Morgan Stanley and Dean Witter
   Discover, providing for the merger of
   Morgan Stanley with and into Dean
   Witter Discover.

 NO TEXT PRINT IN THIS ADDRESS AREA

Dated__________________________________________________________________, 1997

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Signature of Stockholder(s)--please sign name exactly as imprinted (do not print). Please indicate any changes in address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity. If shares are held jointly, EACH holder should sign.


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